Exhibit 10.1

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT, dated as of May 21, 2012, by and between Michael Long ("Long"), Surain Adyanthaya ("Adyanthaya"), Stereo Live, LLC, a Texas limited liability company ("Stereo Live"), and NightCulture, Inc., a Nevada corporation ("NightCulture").

RECITALS:

WHEREAS, NightCulture is a publicly traded company and the parent company of Night Culture, Inc., a Texas corporation ("Night Culture – Texas"), an event promotion company;

WHEREAS, Night Culture – Texas became a wholly-owned subsidiary of NightCulture pursuant to a share exchange (the "Exchange") in July 2011 and pursuant to which Long and Adyanthaya became the controlling shareholders of NightCulture and Long became the sole officer and a director of NightCulture;

WHEREAS, Stereo Live is the operator of a live music venue;

WHEREAS, Long and Adyanthaya are the sole members of Stereo Live;

WHEREAS, prior to the Exchange, Night Culture – Texas advanced funds to Stereo Live and, prior to and following the Exchange, Night Culture – Texas has promoted music events at Stereo Live’s venue; and

WHEREAS, NightCulture is seeking to acquire its own event venue and Long and Adyanthaya, as the sole members of Stereo Live and as controlling shareholders of NightCulture, are willing to contribute 100% of the membership interests in Stereo Live (the "Transferred Interest") to NightCulture for the issuance of a nominal amount of shares and in consideration of the agreement of NightCulture to release and/or indemnify Long and Adyanthaya against any claims or Liabilities arising from the future operations of Stereo Live, including release of any guarantees delivered by Long and Adyanthaya on behalf of Stereo Live.

NOW, THEREFORE, in consideration of the foregoing and the respective premises, mutual covenants and agreements of Long, Adyanthaya, Stereo Live and NightCulture, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1. Definitions. For the purpose of this Agreement the following terms shall have the following meanings:

"Adyanthaya" has the meaning set forth in the preamble.

"Agreement" means this Contribution Agreement.

"Authority" means any governmental, judicial, legislative, executive, administrative, or regulatory authority of the United States, or of any state, local or foreign government, or any government of any possession or territory of the United States, or any subdivision, agency, commission, office or authority of any of the foregoing, or any self-regulatory organization.

"Consents" means any consents, waivers, approvals or authorizations from, or notification requirements to, any third parties or any Authority or any reports or other filings to be made to, or registrations or permits or authorizations to be obtained from, any Authority.

"Effective Time" means the opening of business on May 1, 2012 or such other date as the parties hereto may agree.

"Exchange" has the meaning set forth in the preamble.

"Indemnified Party" has the meaning set forth in Section 4.4(a).

"Indemnifying Party" has the meaning set forth in Section 4.4(a).

"Liabilities" means any and all losses, claims, charges, debts, demands, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, indemnities, and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, threatened or contemplated cause of action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any such causes of action or threatened or contemplated causes of action), order or consent decree of any Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

"Long" has the meaning set forth in the preamble.

"NightCulture" has the meaning set forth in the preamble.

"Night Culture - Texas" has the meaning set forth in the preamble.

"Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Authority.

"SL Shareholders" means Long and Adyanthaya.

"Transferred Interest" has the meaning set forth in the recitals.

1.2. Interpretation. In this Agreement:

(a)  unless otherwise specified, references to Articles, Sections and clauses are references to Articles, Sections and clauses of this Agreement;

(b)  the headings in this Agreement are for reference only and shall not control or affect the meaning or construction of any of the provisions hereof;

(c)  references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein; and

(d)  references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns.

ARTICLE II
CONTRIBUTION OF TRANSFERRED INTEREST

2.1. Contribution of Transferred Interest. Subject to the receipt of all Consents, approvals or authorizations of any Authority, or any other Person, necessary to consummate the transactions contemplated herein, upon the terms and subject to the conditions set forth in this Agreement, as of the Effective Time, Long and Adyanthaya shall hereby contribute, assign, transfer, convey and deliver to NightCulture all of the right, title and interest held by Long and Adyanthaya in the membership interests in Stereo Live, constituting 100% of the currently issued and outstanding ownership of Stereo Live.

2.2. Consideration for Transferred Interest.  As consideration for the contribution of the Transferred Interest as provided for in Section 2.1., on the Effective Time, NightCulture shall issue one share of common stock to each of Long and Adyanthaya.

ARTICLE III
COVENANTS

3.1. Documents Relating to Transferred Interest. In furtherance of the contribution, assignment, transfer and conveyance of the Transferred Interest as set forth in Sections 2.1 and 2.2, as of the Effective Time, Long and Adyanthaya shall execute and deliver such bills of sale, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the contribution, transfer, conveyance and assignment of all of their right, title and interest in and to the Transferred Interest to NightCulture.

3.2. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each party shall use its reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b)  Without limiting the foregoing, on and after the date hereof, each party shall cooperate with the other party, and without any further consideration, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with any Authority, and to obtain all Consents under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such party may reasonably be requested by the other party from time to time, consistent with the terms of this Agreement in order to effectuate the provisions and purposes of this Agreement and the transfer of the Transferred Interest. Without limiting the foregoing, each party will, at the reasonable request of the other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title to the Transferred Interest if and to the extent it is practicable to do so.

ARTICLE IV
INDEMNIFICATION

4.1. Indemnification By SL Shareholders. The SL Shareholders shall indemnify, defend and hold harmless NightCulture and its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Liabilities relating to, arising out of or resulting from any breach of any representation, warranty, covenant or agreement by the SL Shareholders contained in this Agreement.

4.2. Indemnification By NightCulture. NightCulture shall indemnify, defend and hold harmless the SL Shareholders, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all Liabilities relating to, arising out of or resulting from the breach of any representation, warranty, covenant or agreement by NightCulture contained in this Agreement and any Liabilities of Stereo Live arising on or after the Exchange, including any Liability asserted against the SL Shareholders in their capacity as guarantors of any obligations of Stereo Live.

4.3. Consequential Damages. Except as provided in the following sentence, in no event shall any indemnity pursuant to Section 4.1 or Section 4.2 include any incidental, consequential, indirect, special or punitive damages. However, any indemnity pursuant to Section 4.1 or Section 4.2 shall include any such incidental, consequential, indirect, special or punitive damages recovered by any third party pursuant to a claim against an Indemnified Party.

4.4. Defense of Claims. All rights of a party to indemnification under this Article IV shall be asserted and resolved as follows:

(a)  Promptly after receipt by a party entitled to indemnification under Section 4.1 or Section 4.2 (an "Indemnified Party") of notice of any pending or threatened claim, such Indemnified Party shall give notice to the party to whom the Indemnified Party is entitled to look for indemnification (the "Indemnifying Party") of the commencement thereof; provided that the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to the Indemnified Party hereunder, except to the extent that the Indemnifying Party demonstrates that it is actually prejudiced thereby.

(b)  In case any claim shall be brought against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, except as provided below, the Indemnifying Party shall not be liable to such Indemnified Party under this Article IV for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable out-of-pocket costs of investigation. Notwithstanding an Indemnifying Party's election to assume the defense of a claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present, in the advice of counsel, such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such claim include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded, upon the advice of counsel, that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such claim on the Indemnified Party's behalf), (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such claim, or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. If an Indemnifying Party assumes the defense of a claim, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's written consent unless (i) there is no finding or admission of any violation of law and no effect or any other claims that may be made against the Indemnified Party and (ii) the relief provided shall be paid in full or otherwise satisfied by the Indemnifying Party.

(c)  In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim being asserted by a third party, the Indemnified Party shall as promptly as is practical notify the Indemnifying Party of such claim, describing such claim, the amount thereof (if known) and the method of computation of the amount of the claim, all with reasonable particularity. The failure to give any such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure results in actual prejudice to the Indemnifying Party. Upon the giving of such written notice as aforesaid, the Indemnified Party shall have the right to commence legal proceedings for the enforcement of its rights under Section 4.1 or Section 4.2.

4.5. Survival of Indemnities. The rights and obligations of each party under this Article IV shall survive the closing of the transactions contemplated hereby and the sale or other transfer by NightCulture or Stereo Live or any assets of Stereo Live.

ARTICLE V
MISCELLANEOUS

5.1. Counterparts; Entire Agreement; Corporate Power.

(a)  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(b)  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings with respect to such subject matter.

(c)  Each of the parties hereto represents on behalf of itself to the others as follows:

(i)  each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)  this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

5.2. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, irrespective of the choice of laws principles of the State of Texas.

5.3. Submission to Jurisdiction. Each party hereby irrevocably agrees that any legal action or proceeding against it arising out of this Agreement or the transactions contemplated hereby shall be brought only in the State of Texas in and for the County of Harris or the U.S. District Court for the Southern District of Texas.

5.4. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto.

5.5. No Third Party Beneficiaries. Except as provided in Article IV, there are no third party beneficiaries of this Agreement and the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder.

5.6. Notices. Any and all notices or other communications permitted or required to be delivered or given under this Agreement shall be in writing and signed by the party giving such notice or other communication and shall be sent by telecopy or similar means of simultaneous transmission and receipt or shall be delivered personally, or sent by registered or certified mail, postage prepaid and addressed as follows:

If to the SL Shareholders, to:                            Michael Long
Surain Adyanthaya
16107 Kensington Dr. #103
Sugarland, TX 77479
Fax: 281-605-1333

If to NightCulture or Stereo Live to:                 c/o Michael Long
6400 Richmond
Houston, TX 77057

In the case of personal delivery, the date of personal delivery or, in the case of telecopy or similar means of simultaneous transmission and receipt, the date of transmission or, in the case of mailing, the date of receipt, as the case may be, shall be the date of the delivery or giving of such notice. Any party may, by notice to the other party, change the address to which such notices are to be given.

5.7. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

5.8. Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

5.9. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

SL Shareholders:

/s/ Michael Long
Michael Long

/s/ Surain Adyanthaya
Surain Adyanthaya

NightCulture, Inc. a Nevada corporation

By:	/s/
Name:
Title:

Stereo Live, LLC a Texas limited liability company

By:	/s/
Name
Title